Exhibit 10.2


                            STOCK PLACEMENT AGREEMENT

                               DATED JULY 16, 2004

                                       FOR

                       AMERICAN SOIL TECHNOLOGIES, INC.'S
                                  COMMON STOCK


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                                TABLE OF CONTENTS


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ARTICLE I. PURCHASE, SALE AND TERMS OF SHARES...............................  1
   1.1        THE SHARES....................................................  2
   1.2        SUBSCRIPTION FOR SHARES; CLOSING..............................  2
   1.3        COVENANT OF BEST EFFORTS......................................  2
   1.4        REPRESENTATIONS BY BELLADOR...................................  2
   1.5        TERMINATION...................................................  6

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  7
   2.1        ORGANIZATION AND STANDING OF THE COMPANY......................  7
   2.2        CORPORATE ACTION..............................................  7
   2.3        GOVERNMENTAL APPROVALS........................................  7
   2.4        LITIGATION....................................................  7
   2.5        COMPLIANCE WITH OTHER INSTRUMENTS.............................  8
   2.6        TITLE TO ASSETS; INTELLECTUAL PROPERTY RIGHTS.................  8
   2.7        TAXES.........................................................  9
   2.8        DISCLOSURE....................................................  9
   2.9        BROKERS OR FINDERS............................................  9
   2.10       CAPITALIZATION; STATUS OF CAPITAL STOCK.......................  9
   2.11       BOOKS AND RECORDS............................................. 10

ARTICLE III. COVENANTS...................................................... 10
   3.1        COMPANY'S BOARD OF DIRECTORS.................................. 10
   3.2        INSPECTION RIGHTS............................................. 10
   3.3        INVESTOR REPORTS AND INVESTOR RELATIONS....................... 10
   3.4        CONDITIONS OF REGISTRATION.................................... 11
   3.5        APPROVAL OF LEGAL COUNSEL..................................... 11
   3.6        ALLOCATION OF PROCEEDS........................................ 11

ARTICLE IV. MISCELLANEOUS................................................... 12
   4.1.       NO WAIVER; CUMULATIVE REMEDIES................................ 12
   4.2.       AMENDMENTS; WAIVERS AND CONSENTS.............................. 12
   4.3.       ADDRESSES FOR NOTICES......................................... 12
   4.4.       COSTS; EXPENSES AND TAXES..................................... 12
   4.5.       EFFECTIVENESS; BINDING EFFECT; NO ASSIGNMENT.................. 12
   4.6.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................... 12
   4.7.       PRIOR AGREEMENTS.............................................. 13
   4.8.       SEVERABILITY.................................................. 13
   4.9.       GOVERNING LAW; VENUE.......................................... 13
   4.10.      HEADINGS...................................................... 13
   4.11.      COUNTERPARTS.................................................. 13
   4.12.      FURTHER ASSURANCES............................................ 13
   4.13.      INCORPORATION OF RECITALS..................................... 13

                            STOCK PLACEMENT AGREEMENT

STOCK PLACEMENT AGREEMENT (the "Agreement"), dated as of July ___, 2004 between AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation having offices at 12224 Montague Street, Pacoima, California 91331 (the "Company"), and Bellador Advisory Services (Labuan) Ltd. a Malaysian business company licensed as a fund manager in Labuan, the registered address of which is Level 6, Wisma Oceanic, Jalan OKK Awang Besar, 87007 W P Labuan, East Malaysia, Malaysia, the investment advisor of its clients (sometimes referred to as "Bellador") who shall be purchasers of the securities. Company and Bellador shall sometimes be collectively referred to as the "Parties."

                                    RECITALS:

     WHEREAS, Bellador has examined the business and financial records of Company and has relied upon the information and representations provided by the Company herein, and

     WHEREAS, Bellador has decided to recommend the Company to Bellador's clients as an investment, and

     WHEREAS, the Parties intend for this Agreement to set forth their understanding of the terms and conditions of both phases of funding and acknowledge that Bellador will be raising funds for the Company from clients outside of the United States, and

     WHEREAS, Bellador agrees that it will only recommend investment in the Company to Bellador's clients outside the United States only to those clients that are not "U.S. Persons" as defined in SECTION 1.4(F) and after providing all such clients with information about the Company that has been approved by the Company and the attorneys for the Company.

                                   AGREEMENT:

     IT IS, THEREFORE, HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

                                   ARTICLE I.

                       PURCHASE, SALE AND TERMS OF SHARES

     1.1. THE SHARES. The Company agrees to issue and sell to Bellador's clients (sometimes referred to collectively as "Purchasers" and individually as "Purchaser") in an offshore transaction negotiated outside the United States and to be consummated outside the United States. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Bellador agrees to recommend that its clients evaluate the opportunity to purchase from the Company shares (the "Shares") of the Company's Common Stock. Shares will be sold by the Company to Bellador's clients for the previous trading day's closing bid price of the Company's shares of Common Stock as quoted on the OTC Bulletin Board (the "OTCBB") immediately preceding the date

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on which the Purchaser  makes a firm  commitment to purchase such Shares,  which shall be confirmed in writing by Bellador to Purchaser, and the Company shall receive the previous trading day's last bid for its shares from time to time, and, after all expenses of the transaction, including legal, due diligence, accounting, marketing and consulting fees, the Company shall net no less than 50% of the closing bid price. If the Company becomes listed on another United States stock exchange or public trading market on which the shares of the Company trade, the price shall be fixed in an amount equal to the previous trading day's last trade during hours that the market was open and not based upon after-hours trading.

     1.2. SUBSCRIPTION FOR SHARES; CLOSING. Bellador shall deliver to the Company a subscription agreement ("Subscription Agreement") completed in full and signed by each potential Purchaser of Shares. After the Company accepts subscriptions, the closing of the purchases of the Shares will take place in Phoenix, Arizona, using the services of Arizona Escrow & Financial Corporation
("Escrow Agent"), a licensed Arizona escrow company. At each closing, the Purchaser will cause immediately available funds to be delivered to the Escrow Agent and Company shall deliver the share certificate(s) and/or other securities that may be purchased to the Escrow Agent according to the terms of the Escrow Agreement (a copy of which is attached hereto as EXHIBIT A). If the Company has not had the opportunity to fully review the Subscription Agreement or any other Transaction Documents related to any such purchase before the Closing with Escrow Agent, the Company shall notify Bellador that such closing remains "subject to" the Company's review of any documents that have not yet been delivered to and examined by the Company, in which case Bellador will hold the certificate(s) for such Shares pending the Company's review of such documents. Once the Company has completed its review, it will promptly notify Bellador that it either (a) accepts such subscription, in which case Bellador shall promptly release such certificate(s) to the Purchaser; or (b) rejects such subscription, in which case (i) the Company shall promptly refund the purchase price for such Shares to the Purchaser, and (ii) Bellador, or Escrow Agent, as the case may be, shall promptly return the certificate(s) for such Shares to the Company.

     1.3 COVENANT OF BEST EFFORTS. Subject to the rights of each party to terminate this Agreement as provided in SECTION 1.5 below, Bellador agrees to use its best efforts to arrange for up to $3,500,000 (U.S.) of net funding to Company on or before May 31, 2005, until the funds have been delivered to Company or one of the Parties has terminated this Agreement.

     1.4   REPRESENTATIONS   BY   BELLADOR.   Bellador   makes   the   following
representations and warranties to the Company:

         (a) ACCESS TO INFORMATION. Bellador, in making its recommendation to prospective Purchasers regarding the decision to purchase the Shares, has relied and will rely upon independent investigations made by it and/or its representatives that were based upon information, documents and representations by the Company. Reports based upon such information have been and will be prepared by Bellador and submitted to the Company and its legal counsel for approval. Bellador will not submit reports or other information on the Company to its clients regarding potential purchases of the Company's Shares without obtaining prior approval of the materials by the Company. Each Purchaser and/or its representatives during the course of this transaction, and prior to the

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purchase of any Shares,  will have had the  opportunity  to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

         (b)   SOPHISTICATION   AND  KNOWLEDGE.   Each   Purchaser   and/or  its
representatives will have such knowledge and experience in financial and business matters that such Purchaser can represent himself/herself/itself and will be capable of evaluating the merits and risks of the purchase of the Shares. Each Purchaser will be instructed not to rely on the Company with respect to the tax and other economic considerations of an investment in the Shares, and each Purchaser will be instructed to rely on the advice of, or to consult with, only the Purchaser's own advisor(s). The Purchasers shall be required to represent that he/she/it has not been organized for the purpose of acquiring the Shares in a signed Subscription Agreement.

         (c) ACKNOWLEDGEMENT OF RISK. Each Purchaser will acknowledge in his/her/its Subscription Agreement that the purchase of the Shares involves a high degree of risk and further acknowledge that he/she/it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. Each Purchaser will acknowledge in his/her/its Subscription Agreement that he/she/it has no present need for liquidity in connection with its purchase of the Shares.

         (d) NO PUBLIC SOLICITATION. Each Purchaser will acknowledge in his/her/its Subscription Agreement that he/she/it is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally. Bellador has not engaged and will not engage in any "Directed Selling Efforts in the U.S." as defined in Regulation S promulgated by the SEC under U.S. securities laws.

         (e) AUTHORITY. Bellador has full right and power to enter into and perform pursuant to this Agreement. This Agreement constitutes Bellador's valid and legally binding obligation, enforceable in accordance with its terms. Bellador is authorized, licensed and otherwise duly qualified to give investment advice to its clients under the laws of Labuan. Bellador agrees to comply with the laws of any jurisdiction in which it contacts clients regarding this opportunity.

         (f) REGULATION S EXEMPTION. Bellador understands and will require each Purchaser to acknowledge in writing that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933 (the "Securities Act") and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in his/her/its Subscription Agreement in order to determine the applicability of

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such exemptions and the  suitability of the Purchaser to acquire the Shares.  In regard to Shares sold pursuant to the Regulation S exemption, Bellador represents, warrants and agrees that:

         (i) No Purchaser will be a U.S. Person (as defined below) or an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company. A U.S. Person means any one of the following:

               (A) Any natural person residing in the United States of America;

               (B) Any partnership or corporation organized or incorporated under the laws of the United States of America;

               (C) Any estate of which any executor or administrator is a U.S. person;

               (D) Any trust of which any trustee is a U.S. person;

               (E) Any agency or branch of a foreign entity located in the United States of America;

               (F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

               (G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

               (H) Any partnership or corporation if:


                    (1) Organized or  incorporated  under the laws of an foreign jurisdiction; and


                    (2) Formed by a U.S.  person  principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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         (ii)  At the  time  of  the  origination  of  contact  concerning  this
Agreement and the date of the execution and delivery of this Agreement, Bellador was outside of the United States and has agreed to limit its communications about the Shares to clients who are non-U. S. Persons.

         (iii) Each Purchaser will be required to agree in writing that he/she/it shall not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law, including any registration of the Shares, below (the "Restricted Period"), offer, sell, pledge or otherwise transfer the shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

         (iv) Each Purchaser will be required to agree in writing that he/she/it shall, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

         (v) Each Purchaser shall be required to represent in writing that he/she/it has not in any jurisdiction engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to any of the shares of Company's common stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

         (vi) Each Purchaser shall be required to represent in writing that neither he/she/it nor any person acting on his/her/its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Persons with respect to the Shares and the Purchaser and any person acting on its behalf has and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

         (vii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

         (viii) Neither Bellador nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. Bellador agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares in the U.S. or its territories and only in compliance with any local applicable securities laws.

         (ix) Each certificate representing the Shares shall be endorsed with the following legends:

               (a) THESE SECURITIES ARE NOT REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION S

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          PROMULGATED UNDER THE SECURITIES ACT. TRANSFER IS PROHIBITED EXCEPT IN
          ACCORDANCE   WITH  THE   PROVISIONS   OF  REGULATION  S,  PURSUANT  TO
          REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

               (b) Any other legend required to be placed thereon by applicable federal or state securities laws.

         (x) Bellador acknowledges that the Company shall make a notation on its records or give instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this SECTION 1.4.

     1.5 TERMINATION. Either Bellador or the Company, in its discretion, may terminate this Agreement at any time by providing written notification and sending it via facsimile (the sender shall retain the confirmation notice) to the telephone numbers provided below or Federal Express (with no waiver of signature by addressee on the delivery receipt) to the registered address of the counter-party. Such termination shall be effective (a) ten (10) business days after sending of written notice by facsimile transmission or (b) three business days after sending of written notice by Federal Express to the other party. Upon termination, Bellador shall cease all further marketing efforts for the Shares and shall have ten (10) days to provide the Company with any new orders to purchase the Shares, and the Company shall accept or reject any pending subscriptions for Shares within five (5) business days after receipt of completed subscription documents and full payment for such Shares. The Company acknowledges that Bellador may complete any transaction where Purchaser has made a binding commitment to purchase Shares without it constituting a further marketing effort for purposes of this section. Company may notify Bellador from time to time that marketing efforts should be suspended until further written notice that marketing efforts should be resumed. Upon receipt of such notice from the Company, Bellador will suspend marketing efforts but may complete transactions that are already in progress. Any such notice from Company shall be given in the same manner and shall be subject to the same conditions as a notice of termination of this Agreement in this section.

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                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Bellador as follows:

     2.1. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and other instruments, agreements and documents contemplated herein (together with this Agreement, the "Transaction Documents"), to issue, sell and deliver the Shares and to perform its other obligations pursuant hereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in the states of Arizona, California and all other jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

     2.2. CORPORATE ACTION. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company. The Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and non-assessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents.

     2.3. GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents except for any filings required by applicable securities laws or the laws of any jurisdiction outside the United States.

     2.4.  LITIGATION.  Except for those  matters  described on SCHEDULE 2.4 (IF
ANY), there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. The

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Company is not in default with respect to any order, writ,  injunction,  decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights (as defined hereinafter), management or financial condition of the Company. There are no actions or proceedings pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of any of the Transaction Documents, any of the Shares, or any action taken or to be taken pursuant hereto or thereto.

     2.5. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance in all material respects with its Articles of Incorporation, Bylaws and resolutions of its board of directors, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject. The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares, nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any "change of control" or other right of any person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

     2.6. TITLE TO ASSETS; INTELLECTUAL PROPERTY RIGHTS.

     (a) The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating, and all said leases and licenses are valid and subsisting and in full force and effect.

     (b) The Company owns or has a valid right to use the patents, patent applications, patent rights, trade secrets, confidential business information, formulae, processes, laboratory notebooks, algorithms, copyrights, master works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and all other intellectual property, including, without limitation, all other such rights generally classified as intangible, intellectual property assets in accordance with GAAP (collectively the, "Intellectual Property Rights") owned or being used by the Company to conduct its business as now operated and as now proposed by the Company to be operated and, to the Company's knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others. The Company is not aware that any claim is pending or threatened against the

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Company  and/or  its  officers  and  employees  to  the  effect  that  any  such
Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

     (c) The Company has taken reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information. The Company is and will be the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. Any new inventions, secret processes or other Intellectual Property Rights or improvements to such Intellectual Property Rights, whether the rights were owned by or licensed by Company, shall be owned by Company and shall not be assigned to or be permitted to be owned by an individual or agent employed by Company. The Company has not received notice of and, to the Company's knowledge there are no claims that the Company's Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party.

     2.7. TAXES. Except as may be set forth on a Schedule 2.7 (if any) attached to this Agreement, the Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

     2.8. DISCLOSURE. There is no fact within the knowledge of the Company or any of its existing directors which has not been disclosed herein or in writing by them to Bellador and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

     2.9. BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Bellador for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

     2.10. CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the date hereof, the Company has a total of 110,000,000 shares authorized for issuance, of which 100,000,000 are common shares with a par value of $.001, and 10,000,000 are preferred shares with a par value of $.001. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. None of the Company's outstanding securities or authorized capital stock or the Shares is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights,

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
whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other person. Other than to the extent shares are issued in the future pursuant to the Company's Stock Plan or otherwise with transfer restrictions, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company to which the Company is a party, except to the extent of any options pursuant to the Company's Stock Plan or shares issuable upon conversion of any debt instruments. The Company does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of the Company or any portion thereof except to the extent provided in the Company's Stock Plan.

     2.11. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                                  ARTICLE III.

                                    COVENANTS

     3.1 COMPANY'S BOARD OF DIRECTORS. The Company agrees to (a) maintain the size of its Board of Directors at five or more members and (b) to provide errors and omissions insurance for its officers and directors with policy limits of no less than $1,000,000. A certificate of insurance showing such coverage and policy limit amount shall be provided to Bellador within 30 days of the effective date of this Agreement.

     3.2 INSPECTION RIGHTS. During the term of this Agreement and for one year after termination, Bellador through its representatives shall have the right to inspect, during ordinary business hours and upon reasonable written notice, such of the business facilities, assets and properties and the books, records, accounts, and financial statements of the Company as Bellador may reasonably request. For purposes of this SECTION 3.2, "reasonable notice" shall be interpreted to mean five business days. Financial records shall be made available at the Company's Phoenix, Arizona, office.

     3.3. INVESTOR REPORTS AND INVESTOR RELATIONS. The Company will provide comprehensive, monthly, written reports on the business and financial affairs of the Company to Bellador in a form suitable for electronic transmission to Bellador's clients who have purchased, and are considering purchase of, the Company's shares. These reports shall be provided every month about significant business and financial news regarding the Company, including but not limited to the progress of the Company regarding reaching the sales, marketing, production and financial goals. The Company shall, subject to approval by Bellador from time-to-time, retain an experienced investor relations firm and an experienced

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
public relations firm. The Company will commit to two major investor/public relations campaigns each year with a minimum budget of $150,000 each. The Company agrees to conduct public relations and investor relations efforts with a budget of at least $15,000.00 per month when the major campaigns are not in progress. Subject to applicable securities laws, the Company shall (a)
disseminate or cause to be disseminated, newsworthy information about the Company to the investment community, including, but not limited to, market makers in the Company's stock, broker-dealers and analysts who follow the Company and/or industries in which the Company participates, institutional investors with a history of investing in companies similar to the Company in nature and stage of development, and securities industry public relations wire services, and (b) make good faith efforts to maintain a relationship with no fewer than four active market makers.

     3.4. CONDITIONS OF REGISTRATION. The parties hereby acknowledge and agree that the Company shall be required, as a term of this Agreement, to refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act and applicable state laws, or pursuant to a valid exemption from registration under the Securities Act and applicable state laws.

     3.5 APPROVAL OF PURCHASERS' LEGAL COUNSEL FOR RESTRICTED SECURITIES OPINION LETTERS. Company acknowledges that each Purchaser may use the services of Logan & Geotas, PLC, of Phoenix, Arizona, as legal counsel to determine whether, after the required holding period, each proposed sale of the shares purchased under this Agreement pursuant to Regulation S may be sold in compliance with Rule 144 and, if so, to issue an appropriate opinion letter. The Company agrees the opinion letter forms attached hereto as EXHIBIT B are approved as the forms to be used by Logan & Geotas for such purposes.

     3.6 COVENANT TO MAINTAIN STATUS AS A PUBLICLY OWNED, REPORTING AND TRADING COMPANY. Subject to any applicable legal impediments, Company agrees to take all steps reasonably necessary to maintain its status as a publicly owned, reporting and trading company during the term of this Agreement.

     3.7 ALLOCATION OF PROCEEDS FROM SALES OF THE SHARES. The Company and Bellador agree as follows with respect to the Company's allocation of proceeds from sales of the Shares:

         (a) Marketing and sales: $720,000;

         (b) General and administrative: $1,300,000,

         (c) Inventory and development: $1,000,000;

         (d) The Company shall set aside up to a maximum of $480,000, from proceeds of sales of the Shares in order to fund the retention of an investor relations firm and a public relations firm and to otherwise conduct investor relations activity pursuant to SECTION 3.3. The Company shall provide a monthly, written report of its investor relations and public relations efforts and expenses to Bellador.

                                   ARTICLE IV.

                                  MISCELLANEOUS

     4.1. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     4.2. AMENDMENTS; WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4.3. ADDRESSES FOR NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by facsimile or Federal Express (with a signed receipt by the recipient being required) to Company and/or to Bellador at the addresses for each set forth above. Any notice or other communication shall be deemed given one business day after sending by facsimile or two business days after deposit with an internationally recognized express mail courier service, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     4.4.  COSTS;  EXPENSES  AND TAXES.  Except as  otherwise  set forth in this
SECTION 4.4, each party shall bear its own costs and expenses incurred in connection with this Agreement and any sales or purchases of Shares. Bellador shall pay all closing costs related to purchases of Shares by its clients, including but not limited to fees charged by the Escrow Agent. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     4.5. EFFECTIVENESS; BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, Bellador and their respective successors and assigns. Neither party may assign its rights or obligations under this Agreement without prior written approval from the other Party.

     4.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Transaction Documents or any other instrument or document delivered in connection herewith or therewith shall survive the execution and delivery hereof or thereof.

     4.7. PRIOR AGREEMENTS. This Agreement and the Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the Parties with respect to the subject matter set forth herein and therein and supersede any prior understandings or agreements concerning the subject matter hereof, provided, however, that the Escrow Agreement attached hereto is incorporated by reference and constitutes part of the agreement between the Parties.

     4.8. SEVERABILITY. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained herein or therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Transaction Documents shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein or therein, and such provisions or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     4.9. GOVERNING LAW; VENUE. This Agreement shall be enforced, governed and construed in accordance with the laws of Arizona without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought in the state or federal courts located in Phoenix, Arizona, United States of America, and the undersigned hereby irrevocably consent and submit to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Bellador acknowledges and agrees that venue hereunder shall lie exclusively in Phoenix, Arizona, United States of America.

     4.10. HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     4.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Agreement by signing any such counterpart.

     4.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of Bellador or the Company, the Company and Bellador shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents.

     4.13. INCORPORATION OF RECITALS. The Parties agree that the Recitals above shall be incorporated within and shall be a part of the terms and conditions of this Agreement.

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
     IN WITNESS WHEREOF, the parties hereto have caused this Stock Placement Agreement to be executed as of the date first above written. .


                             AMERICAN SOIL TECHNOLOGIES, INC.



                                  /s/ Carl Ranno
                                  -------------------------
                              By:  Carl Ranno
                              Its: President


                              BELLADOR ADVISORY SERVICES (LABUAN) LTD.



                                  /s/ James Kirby
                                  -------------------------
                              By:  James Kirby
                              Its: Director

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